                                                                    Exhibit 99.1


                                                    REPUBLIC CONTACTS
                              Media Inquiries:      Will Flower   (954) 769-6392
                              Investor Inquiries:   Tod Holmes    (954) 769-2387
                                                    Ed Lang       (954) 769-3591

                         REPUBLIC SERVICES, INC. REPORTS
                    THIRD QUARTER EARNINGS OF $0.33 PER SHARE

FORT LAUDERDALE, FLA., OCT. 29, 2001...Republic Services, Inc. (NYSE: RSG) today reported net income of $56.8 million, or $0.33 per share for the three months ended September 30, 2001, versus pro forma net income of $59.2 million, or $0.34 per share, for the comparable period last year. Revenue increased 8 percent to $582.6 million from $539.1 million for the same period in 2000. Internal growth from core operations was 2.1% consisting of 1.6% price and .5% volume. Operating income for the three months ended September 30, 2001 was $110.4 million, compared to pro forma operating income of $114.2 million for the same quarter last year. EBITDA increased to $167.0 million versus pro forma EBITDA of $164.8 million for the comparable period last year.

For the nine months ended September 30, 2001, net income was $164.5 million, or $0.96 per share, compared to pro forma net income of $168.6 million, or $0.96 per share, for the comparable period last year. Revenue increased 8 percent to $1,694.0 million from $1,574.2 million for the same period in 2000. Operating income for the nine months ended September 30, 2001, was $321.1 million compared to pro forma operating income of $331.8 million for the same period last year. EBITDA increased to $481.9 million versus pro forma EBITDA of $477.9 million for the comparable period last year.

Operating margins continued to be negatively impacted by lower commodity prices, higher labor costs and the economic slowdown. Waste volumes from the manufacturing sector weakened in the third quarter. The Company also began to see a slowdown in commercial construction and special waste activity which has resulted in volume decreases and price sensitivity for these services.

"Despite the slowing economy, we believe that the Company's disciplined approach to capital spending will allow us to achieve our free cash flow goal of $145 million in fiscal 2001," said James E. O'Connor, President and Chief Executive Officer of Republic Services, Inc.

Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company's operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Certain statements and information included herein constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied, in or by such forward-looking statements. Such factors include, among other things, whether the Company's estimates and assumptions concerning its selected balance sheet accounts, closure and post-closure costs, available airspace, and projected costs and expenses related to the Company's landfills and property, plant and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; dependence on acquisitions for growth; the Company's ability to manage growth; compliance with, and future changes in, environmental regulations; the Company's ability to obtain approval from regulatory agencies in connection with expansions at the Company's landfills; the ability to obtain financing on acceptable terms to finance the Company's operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company's dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company's filings with the Securities and Exchange Commission.

                                       ###

                             REPUBLIC SERVICES, INC.
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)




                                                          Three Months Ended              Nine Months Ended
                                                             September 30,                   September 30,
                                                      -------------------------       -----------------------------
                                                         2001            2000            2001             2000
                                                      ---------       ---------       -----------       -----------
Revenue                                               $   582.6       $   539.1       $   1,694.0       $   1,574.2

Expenses:
  Cost of operations                                      358.2           324.9           1,042.4             951.6
  Depreciation, amortization and depletion                 56.6            50.6             160.8             146.1
  Selling, general and administrative                      57.4            49.4             169.7             144.7
                                                      ---------       ---------       -----------       -----------

Operating income                                          110.4           114.2             321.1             331.8

Interest expense, net                                     (18.8)          (19.0)            (57.8)            (59.1)
Other income (expense), net                                 0.1             1.0               2.1               1.5
                                                      ---------       ---------       -----------       -----------

Income before income taxes                                 91.7            96.2             265.4             274.2

Provision for income taxes                                 34.9            37.0             100.9             105.6
                                                      ---------       ---------       -----------       -----------

Net income                                            $    56.8       $    59.2       $     164.5       $     168.6
                                                      =========       =========       ===========       ===========





Basic and diluted earnings per share                  $    0.33       $    0.34       $      0.96       $      0.96
                                                      =========       =========       ===========       ===========


Weighted average common shares                            171.1           175.7             171.4             175.7
                                                      =========       =========       ===========       ===========




Amortization of goodwill and other intangibles        $    12.3       $    10.4       $      34.7       $      29.8
EBITDA                                                $   167.0       $   164.8       $     481.9       $     477.9




Note: The Pro Forma Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2000, exclude a $6.7 million pre-tax charge related primarily to the early closure of a landfill in south Texas.

                             REPUBLIC SERVICES, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In millions, except per share data)



                                                          Three Months Ended              Nine Months Ended
                                                             September 30,                   September 30,
                                                      -------------------------       -----------------------------
                                                         2001            2000            2001             2000
                                                      ---------       ---------       -----------       -----------
Revenue                                               $   582.6       $   539.1       $   1,694.0       $   1,574.2

Expenses:
  Cost of operations                                      358.2           324.9           1,042.4             951.6
  Depreciation, amortization and depletion                 56.6            50.6             160.8             146.1
  Selling, general and administrative                      57.4            49.4             169.7             144.7
  Other charges                                              --             6.7                --               6.7
                                                      ---------       ---------       -----------       -----------

Operating income                                          110.4           107.5             321.1             325.1

Interest expense, net                                     (18.8)          (19.0)            (57.8)            (59.1)
Other income (expense), net                                 0.1             1.0               2.1               1.5
                                                      ---------       ---------       -----------       -----------

Income before income taxes                                 91.7            89.5             265.4             267.5

Provision for income taxes                                 34.9            34.5             100.9             103.0
                                                      ---------       ---------       -----------       -----------

Net income                                            $    56.8       $    55.0       $     164.5       $     164.5
                                                      =========       =========       ===========       ===========



Basic and diluted earnings per share                  $    0.33       $    0.31       $      0.96       $      0.94
                                                      =========       =========       ===========       ===========


Weighted average common shares                            171.1           175.7             171.4             175.7
                                                      =========       =========       ===========       ===========

                             REPUBLIC SERVICES, INC.
                  SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION


         The following information should be read in conjunction with the Company's audited Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-K as of and for the year ended December 31, 2000. It should also be read in conjunction with the Company's Unaudited Condensed Consolidated Financial Statements and notes thereto appearing in the Company's Form 10-Q as of and for the three and six months ended June 30, 2001.

CASH FLOW

         The following table reflects certain components of the Company's unaudited consolidated statements of cash flows for the three and nine months ended September 30, 2001 and 2000 (in millions):


                                              Three months ended                Nine months ended
                                                 September 30,                    September 30,
                                           ------------------------         -------------------------
                                            2001             2000             2001             2000
                                           -------         --------         --------         --------
Depreciation, amortization and
   depletion of property and equipment     $  44.3         $   40.2         $  126.1         $  116.3
Amortization of intangible assets          $  12.3         $   10.4         $   34.7         $   29.8
Capital expenditures                       $ (63.3)        $  (50.0)        $ (179.0)        $ (147.8)

         The Company defines free cash flow as net income plus depreciation, amortization and depletion less capital expenditures plus net changes in assets and liabilities resulting from operating activities.

         Capital expenditures include $1.1 million and $.9 million of capitalized interest for the three months ended September 30, 2001 and 2000, respectively, and $2.2 million and $2.4 million for the nine months ended September 30, 2001 and 2000, respectively.

         As of September 30, 2001, accounts receivable were $271.5 million, net of allowance for doubtful accounts of $15.2 million, resulting in days sales outstanding of approximately 42 (or 30 days net of deferred revenue).

STOCK REPURCHASE PROGRAM

         During 2000, the Company announced that its Board of Directors authorized the repurchase of up to $150.0 million of its common stock. As of December 31, 2000, the Company paid $50.9 million to repurchase 3,644,000 shares of its stock. During the three months ended September 30, 2001, the Company paid $45.9 million to repurchase 2,454,200 shares of its stock. During the nine months ended September 30, 2001, the Company paid $93.2 million to repurchase 5,253,000 shares of its stock. As of September 30, 2001, the Company had $5.9 million remaining under its repurchase programs to fund stock repurchases.

REVENUE

         The following table reflects total revenue of the Company by revenue source for the three and nine months ended September 30, 2001 and 2000 (in millions):


                                     Three months ended                 Nine months ended
                                        September 30,                     September 30,
                                -------------------------         -----------------------------
                                  2001             2002             2001               2000
                                --------         --------         ----------         ----------
Collection:
    Residential                 $  124.9         $  110.3         $    355.8         $    319.6
    Commercial                     173.0            160.1              513.8              464.6
    Industrial                     131.5            127.2              385.9              365.6
    Other                           12.0             11.9               35.0               37.2
                                --------         --------         ----------         ----------

    Total collection               441.4            409.5            1,290.5            1,187.0
                                --------         --------         ----------         ----------

 Transfer and disposal             206.3            186.8              582.2              537.5
 Less: Intercompany               (104.0)           (95.3)            (302.2)            (270.2)
                                --------         --------         ----------         ----------
    Transfer and
      disposal, net                102.3             91.5              280.0              267.3

 Other                              38.9             38.1              123.5              119.9
                                --------         --------         ----------         ----------
    Total revenue               $  582.6         $  539.1         $  1,694.0         $  1,574.2
                                ========         ========         ==========         ==========


         The following table reflects the Company's revenue growth for the three and nine months ended September 30, 2001 and 2000:


                                         Three months ended                   Nine months ended
                                            September 30,                        September 30,
                                       ----------------------              -----------------------
                                       2001              2000              2001              2000
                                       ----              ----              ----              -----
Price                                   .4%              2.5%               .7%               2.5%

Volume                                 1.5               3.3               2.5                4.7
                                       ---               ---               ---               ----
  Total internal growth                1.9               5.8               3.2                7.2

Acquisitions                           6.2               2.0               4.4                7.6
                                       ---               ---               ---               ----
  Total revenue growth                 8.1%              7.8%              7.6%              14.8%
                                       ===               ===               ===               ====


         Price growth for the three and nine months ended September 30, 2001 was impacted by commodity prices. Excluding the effect of commodity prices, price growth was 1.6% and 1.9% for the three and nine months ended September 30, 2001, respectively. In addition, non-core operations increased volume growth by 1.0% and .7% during the three and nine months ended September 30, 2001, respectively. As such, adjusted internal growth for the three and nine months ended September 30, 2001 was 2.1% and 3.7%, respectively.

INCOME TAXES

         Income taxes are provided based upon the Company's anticipated annual effective income tax rate. During the three months ended December 31, 2000, the Company lowered its anticipated annual effective tax rate for fiscal 2000 from 38.5% to 38.0%.